UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that Fusion Telecommunications International, Inc., (the “Company”) will hold its 2011 Annual Meeting of Stockholders (the "Meeting") on February 27, 2012, commencing at 3:00 p.m., Eastern Standard Time. The Meeting will be held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170. We request that you attend the Meeting in person or by Proxy.

The Meeting is called for the purpose of considering and acting upon the following matters:

i.	the election of nine (9) Director nominees to hold office until the Company’s next Annual Meeting of Stockholders; and

ii.	ratification of the engagement of Rothstein, Kass to act at the Company’s Independent Registered Public Accountant for the year ending December 31, 2011; and

iii.	at the discretion of the Proxy holders, such other business as may properly come before the Meeting or any adjournment postponement thereof.

The Company’s Board of Directors (the “Board”) has fixed the close of business on December 30, 2011 as the Record Date (the “Record Date”) for the determination of which Stockholders are entitled to receive the Notice of 2011 Annual Meeting of Stockholders and to vote at the Meeting, in person or by proxy. Accordingly, Stockholders of Record and beneficial owners of shares held in “street name” (“Beneficial Owners”) entitled to vote at the Meeting as of the Record Date were first mailed printed copies of the Company’s enclosed Notice of 2011 Annual Meeting of Stockholders (the “Notice”), Proxy Statement, Proxy cards and Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (collectively the “Proxy Materials”) on or about January 25, 2012. The Proxy materials may also be accessed on the Internet at  http://www.proxyvote.com. The Proxy Materials are designed to answer your questions, fully describe the business to be transacted at the Meeting, and provide you important details regarding the Company’s Board of Directors (the “Board”) and its Executive Officers.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU CAST YOUR VOTE, IN PERSON OR BY PROXY.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS ONE (1) AND TWO (2).  DIRECTORS WILL BE ELECTED (PROPOSAL ONE (1)) BY A PLURALITY OF VOTES CAST. ADOPTION OF PROPOSAL TWO (2) REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL.

All Stockholders can vote their shares by completing, signing, dating and returning their completed Proxy card, or voting by telephone, or over the Internet. To vote by telephone or Internet, follow the instructions included in the Proxy card and Vote Instruction Form. Your Proxy is revocable and you can revoke a Proxy at any time prior to its exercise at the Meeting by following the instructions in the Proxy Statement. For a period of at least ten days prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any of the Company’s Stockholders with a valid corporate purpose at the Company’s principal office.

By order of the Board of Directors of Fusion Telecommunications International, Inc.

/s/ PHILIP D. TURITS
     Philip D. Turits
     Secretary and Treasurer
     New York, New York
     January 25, 2012

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our Stockholders and answers to each of those questions.

Why did I receive these proxy materials?

 On or before January 25, 2012, the Fusion Telecommunications International, Inc. (the “Company”) Board of Directors (the “Board”) coordinated the mailing of a printed Notice of 2011 Annual Stockholders Meeting (the “Meeting”), Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and a Proxy card (collectively the “Proxy Materials”), in connection with the solicitation of Proxies by the Board for the Meeting, which will be held on February 27, 2012. Proxies are solicited to give all Stockholders of record (the “Stockholders”) at the close of business on December 30, 2011 (the “Record Date”) an opportunity to vote on matters that come before the Meeting.

If, at the time you cast your vote, you elect to receive future Proxy Materials by e-mail, you will save us the cost of printing and mailing the documents to you in the future. If you choose to receive future Proxy Materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the appropriate Proxy Voting site, dependent upon whether your shares are held as a “Stockholder of Record” or as a “Beneficial Owner” of shares held in street name. Your election to receive Proxy Materials by email will remain in effect until you terminate it.

What may I vote on at the 2011 Annual Meeting of Stockholders?

     At the Meeting, Stockholders will consider and vote upon the following matters:

i.	the election of nine (9) Director nominees to hold office until the Company's next Annual Meeting of Stockholders; and

ii.	ratification of the engagement of Rothstein, Kass to act at the Company's Independent Registered Public Accountant for the year ending December 31, 2011; and

iii.	at the discretion of the Proxy holders, such other business as may properly come before the Meeting or any adjournment postponement thereof.

Who is entitled to vote?

Stockholders of Record and Beneficial Owners of shares held in “street name” as of the Record Date are entitled to vote on matters that come before the Meeting. Shares can be voted only if the Stockholder is present in person or represented by Proxy.  As described below, the voting procedures may be different for Stockholders of Record and Beneficial Owners.

How many votes do I have?

Each share of the Company’s Common Stock that you own as of the Record Date entitles you to one vote. On December 30, 2011, there were 153,649,621 shares of our Common Stock issued and outstanding.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner of shares held in "street name?"

Stockholders of Record: If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the Stockholder of Record with respect to those shares (the "Stockholder of Record").

Beneficial Owner of Shares held in street name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (collectively the “Organization”), then you are considered the Beneficial Owner of shares held in "street name" (the "Beneficial Owner").

How do I vote?

Please follow the instructions provided on the Proxy card and/or the Voter Instruction Form to promptly cast your vote on the Internet, by telephone, or by mail, depending on whether your shares are held as a Stockholder of Record or as a Beneficial Owner.

Stockholders of Record may vote by executing and returning their Proxy card. However, in the interest of time, Stockholders of Record are encouraged to vote by Internet or by telephone using the instructions provided with the Proxy Materials. Stockholders voting by Internet or telephone will need to provide their assigned Control Number, which can be found on their Proxy Card, before casting their vote.

Beneficial Owners of shares held in "street name" should vote according to the instructions provided in the Voter Instruction Form provided to them by their Organization.  If voting by Internet or telephone, a Beneficial Owner will need to provide the assigned Control Number, which can be found on the Vote Instruction Form.

What happens if I do not give specific voting instructions?

If you are a Stockholder of Record and you:

•	indicate when voting that you wish to vote as recommended by our Board; or
•	if you sign and return a Proxy Card without giving specific voting instructions,

then the Proxy holders will vote your shares in the manner recommended by our Board on all matters presented in the Proxy Materials and as the Proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

If you are a Beneficial Owner of shares held in street name and do not provide the Organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the Organization that holds your shares for your benefit may be entitled to vote on certain matters depending on whether the matters are considered "routine matters." If you do not provide specific voting instructions, Organizations are not entitled to vote on "non-routine" matters.  We encourage Beneficial Owners to provide voting instructions to the Organization that holds your shares by carefully following the instructions provided in the Voting Instruction Form for each matter.

Can I change my vote?

Once Stockholders cast their vote by Internet or by telephone, they may change their vote as many times as they want prior to the closing of the polls. The last vote that is cast by a Stockholder prior to closing of the polls by Internet or by telephone will be the vote that is counted for tabulation, if voting by Proxy.

If you are a Stockholder of Record you may revoke your Proxy and recast your vote in person at the Meeting by executing a new Proxy Card before the final vote count at the Meeting. Your attendance at the Meeting will not automatically revoke your Proxy unless you vote at the Meeting and specifically request in writing that your prior Proxy be revoked.

If you are a Beneficial Owner wishing to either vote or recast your vote in person at the Meeting, you will need to obtain a valid Proxy Card from the Organization that holds your shares before voting at the meeting. If you do not obtain a valid Proxy from your Organization, you will not be entitled to vote your shares in person at the Meeting, but you can still attend the Meeting if you bring a recent bank or brokerage statement showing that you were the Beneficial Owner of the shares on the Record Date.

What does it mean if I get more than one Proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all accounts registered in the same name and address by contacting our Stockholder of Record transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, telephone 212–509–4000 ext. 541, or by e-mail to cstmail@continentalstock.com, or, if your shares are held by an Organization for your benefit, as the Beneficial Owner  you should contact the Organization to ensure your shares are reflected in the same name and address accordingly.

Why would I have received only one set of Proxy Materials although there are multiple Stockholders at my address?

When Proxy Materials are mailed to a Stockholder, if one address is shared by two or more Stockholders, we send only one set of Proxy Materials to that address, unless we receive instructions to the contrary from any Stockholder at that address. This practice, known as "householding", is used to reduce printing and postage costs. If a Stockholder residing at such an address wishes to receive a separate set of Proxy Materials in the future, he or she may send an e-mail to proxymaterial@fusiontel.com.  Beneficial Owners should request or cancel "householding" by contacting their Organization directly.

What constitutes a Quorum?

The presence of a majority of the voting power at the Meeting, regardless of whether the Proxy has authority to vote on all matters, constitutes a Quorum, which is required in order to hold the Meeting and conduct business. Presence may be in person or by Proxy. You will be considered part of the Quorum if you have voted on the Internet or by telephone as instructed on your Proxy Card and/or the Voting Instruction Form, or if you are present and vote at the Meeting. You may also submit a written Proxy card or Voting Instruction Form by mail.

Abstentions and Broker “Non-Votes” are counted as present and entitled to vote for determining whether a Quorum is present. If a Broker does not receive voting instructions from a Beneficial Owner, but the matter is considered a routine matter, the affected uninstructed shares will be treated as present and entitled to vote with respect to that matter, and the Broker may vote the shares as to which no instructions are received in its discretion. If a Broker does not receive voting instructions from a Beneficial Owner, and the matter is considered a non-routine matter, the affected uninstructed shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for Quorum purposes and may be entitled to vote on other matters.

What is required to approve each proposal?

Proposal One (1) — Election of Directors

A plurality of votes cast by Stockholders present at the Meeting, in person or represented by Proxy, will determine those Directors to be elected at the Meeting. A plurality does not require that a specific percentage of votes be received, but rather, results in the election of those Directors who receive the most votes.

Only votes cast “For” or “Withheld” regarding Director nominees will be counted. Effective January 2010, the election of directors pursuant to Proposal 1 is considered a “non-routine” matter under NYSE Rule 452, and accordingly, an Organization may not vote on Proposal 1  in its discretion if the Beneficial Owner has not returned voting instructions within the required time period. However, since Directors are elected by a plurality of votes cast, assuming that a quorum is present at the Meeting abstentions and broker non-votes (see below) will have no impact on the outcome of Proposal One (1).

Proposal Two (2) — Ratification of Appointment of Independent Registered Public Accountants

Approval of Proposal Two (2) requires the affirmative vote by holders of a majority of our Common Stock present at the Meeting, in person or represented by Proxy, and entitled to vote on the proposal. Proposal 2 is considered a “routine” matter under NYSE Rule 452, and therefore, an Organization may vote on Proposal 2 in its discretion, even if the Beneficial Owner has not returned voting instructions within the required time period. Abstentions and “broker non-votes” will have the effect of a vote “AGAINST” Proposal Two (2).

Other Matters

Approval of any unscheduled matter, such as a matter incident to the conduct of the Meeting, would require the affirmative vote of a majority of our outstanding Common Stock present at the Meeting, in person or represented by Proxy, and entitled to vote on the proposal.

What are “broker non-votes?”

Broker non-votes occur when an Organization, including a nominee such as a bank and broker holding shares in “street name,” does not receive voting instructions from a Beneficial Owner at least ten days before the Meeting. If that happens, the Organization may vote those shares, in its discretion, only if the matter to be voted upon is considered “routine” under NYSE Rule 452. “Routine” matters under NYSE Rule 452 include the ratification of our independent registered public accountants (Proposal 2). Under recent amendments to Rule 452, the election of directors (Proposal 1) is now considered a “non-routine” matter. An Organization cannot vote on “non-routine” matters unless it timely receives voting instructions from the Beneficial Owner, in the absence of which, a “broker non-vote” occurs. The effect of broker non-votes on each of the proposals to be considered at the Meeting is described above. When the vote is tabulated for any particular matter, “broker non-votes” will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the Organization that holds your shares by carefully following the instructions provided in the notice.

What are the Board’s recommendations on the Proposals?

The Board recommends a vote “FOR” all nine (9) Director nominees under Proposal 1 and a vote “FOR” Proposal 2.

How can I attend the Meeting?

You are invited to attend the Meeting only if you were a Stockholder or joint holder as of the Record Date, or if you hold a valid proxy for the Meeting. In addition, if you are a Stockholder of Record (owning shares in your own name), your name will be verified against the list of registered Stockholders on the Record Date prior to your being admitted to the Meeting. If you are not a Stockholder of Record but hold shares through an Organization or nominee (in street name), you should provide proof of Beneficial Ownership on the Record Date, such as a recent account statement or a copy of the voting instructions card provided by your Organization or nominee. The meeting will begin at 3:00 p.m. EST time.

How will Proxies be solicited and who is paying for these Proxy Materials?

The cost of soliciting Proxies will be borne by the Company. These costs will include, but are not limited to, preparing, assembling, printing and mailing the Proxy Materials to Stockholders, and reimbursements paid to Brokerage Firms and other third parties for their reasonable out-of-pocket expenses for forwarding the Proxy Materials to Stockholders and obtaining Beneficial Owners’ voting instructions. We have not retained a Proxy solicitor in conjunction with the Meeting, yet we reserve the right to do so if determined necessary. In addition to soliciting Proxies by mail, our Board, Officers and employees may solicit Proxies on our behalf, without additional compensation, by mail, facsimile, telephone, or in person. We may also solicit Proxies by email from Stockholders who are our employees or who previously requested to receive Proxy Materials electronically. We may also arrange with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the Beneficial Owners of Common Stock held of record by such persons, and we may reimburse such Brokerage houses and other custodians, nominees, and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

Where can I find voting results of the Meeting?

We intend to announce preliminary voting results at the Meeting, and publish final results in a Current Report on Form 8-K within four business days after the date of the Meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

Stockholder Proposals:      As of the date of this Proxy Statement, we had not received notice of any Stockholder Proposals for the Meeting described herein and proposals received subsequent to such date will be considered untimely. For a Stockholder proposal to be considered for inclusion in our Proxy Statement for the 2012 Annual Meeting of Stockholders, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of Stockholder proposals in company-sponsored Proxy Materials. Proposals should be addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Proposal
420 Lexington Avenue, Suite 1718
New York, New York 10170

Under Rule 14a-8, to be timely a Stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our Proxy Materials release to Stockholders in connection with the previous year’s Annual Meeting. However, if we did not hold an Annual Meeting in the previous year or if the date of this year’s Annual Meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our Proxy Materials. Therefore, Stockholder proposals intended to be presented at the 2012 Annual Meeting must be received by us at our principal executive office not later than June 30, 2012 in order to be eligible for inclusion in our 2012 proxy statement and proxy relating to that subsequent meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with applicable regulations.

Except in the case of proposals made in accordance with Rule 14a-8, our By-laws require that Stockholders desiring to bring any business before our Annual Meeting of Stockholders to be held in 2012 deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such Meeting and comply with all other applicable requirements of the By-laws. However, in the event that our Annual Meeting to be held in 2012 is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the Annual Meeting or the mailing of Notice of the Annual Meeting.

Nomination of Director Candidates:

While the Company believes Stockholder input is valuable and therefore intends to consider a procedure for Stockholders to propose director nominees for the Company’s Board, the Board has deferred adopting such a procedure until resolution of a pending judicial review of recently adopted SEC Rule 14a-11, which proposes specific requirements to facilitate Director nominations by Stockholders (that may, among other things, prohibit stockholders from adopting a bylaw that opts out of the Proposed Rule 14a-11 regime, even if desired by stockholders). Revised Rule 14a-11 had been expected to phase-in for smaller reporting companies over a three-year period.

WHO CAN HELP ANSWER YOUR QUESTIONS

How may I communicate with the Company’s Board?

The Board recommends that Stockholders initiate any communications with the Board, in writing, addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Communications
420 Lexington Avenue, Suite 1718
New York, New York 10170

This centralized process will assist the Board in reviewing and responding to Stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

If a Stockholder has a question about this Proxy Statement, he or she may address that question to our Corporate Secretary at the above address, or by calling our Corporate Secretary’s office at 212–201–2407.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations.  The Directors keep themselves informed through discussions with the Chief Executive Officer and our other Executive Officers and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. If any Director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the Directors then in office. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of Directors without cause may only be filled by vote of the Stockholders.

The Company’s bylaws provides that the number of members of the Company’s Board shall be not less than seven (7) nor more than seventeen (17) and that a Director’s term extends from the date of his or her election at each Annual Meeting of Stockholders until the Company’s next Annual Meeting of Stockholders. There are currently eight (8) Directors on the Board.

The Board has proposed a slate of nine (9) nominees for election to the Board. At the Meeting, nine (9) Directors will be elected to hold office for a term of one (1) year or until their respective successors are elected and qualified at the 2012 Annual Meeting of Stockholders or otherwise. Biographical information concerning our Director nominees is provided elsewhere in this Proxy Statement.

Board Independence

The Company applies the standards of Section 121A of the NYSE Amex LLC Company Guide for determining the independence of the members of its Board and Board Committees. The Board has determined that the following members of the Company’s Board are independent within the meaning of Section 121A of the NYSE Amex LLC Company Guide:

E. Alan Brumberger
Julius Erving
Evelyn Langlieb Greer
Paul C. O'Brien
Michael J. Del Giudice

Board of Directors Meetings and Attendance

During 2010, the Board held ten meetings of the Board, four of which were telephonic.  With the exception of Julius Erving, all incumbent Directors attended at least 75% of the total meetings of the Board of Directors and at least 75% of the total meetings of the Committees of the Board, on which each Director served.

Annual Meeting Attendance

We do not have a policy requiring Board members to attend the annual meeting of stockholders. One member of our Board of Directors attended our last annual meeting of Stockholders.

Shareholder Communications with Directors

The Board recommends that communications with the Board be initiated, in writing, addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Communications
420 Lexington Avenue, Suite 1718
New York, New York 10170

This centralized process will assist the Board in reviewing and responding to Stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

Code of Ethics

On November 1, 2004, we adopted a Corporate Code of Ethics applicable to all members of our Board, Executive Officers, and Senior Financial Officers.  To receive a copy of our Code of Ethics, a Stockholder may write to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or may contact our Corporate Secretary’s office at 212-201-2407.  Our Code of Ethics is also posted on our website (www.fusiontel.com). Disclosure of amendments to or waivers from, provisions of the Code of Ethics will be publicly disclosed in accordance with applicable rules and regulations, and will be made available upon request in the manner indicated above.

BOARD COMMITTEES

The Board has established a Compensation and Nominating Committee, a Strategic and Investment Banking Committee and an Audit Committee (collectively the “Committees”) to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of the Committees and their current members are set forth below:

Compensation and Nominating Committee

Our Compensation and Nominating Committee’s (the “Compensation Committee”) main functions are (i) to review and recommend to our Board of Directors compensation and equity plans, policies and programs and approve Executive Officer compensation, and (ii) to review and recommend to our Board of Directors the nominees for election as Directors of the Company and to review related Board of Directors development issues including succession planning and evaluation. The members of our Compensation Committee are Michael J. Del Giudice– Chairman, Paul C. O'Brien and Julius Erving, each of whom is a non-employee member of our Board. Our Board has determined that each of the Directors serving on our Compensation Committee is independent within the existing standards of the NYSE Amex LLC Company Guide.  The charter of our Compensation Committee is posted on our website (www.fusiontel.com), and a copy of the charter can be obtained by contacting our Corporate Secretary at the address previously provided for Communications with Directors.  The Compensation Committee held one meeting during 2010.

Nomination of Directors

The Compensation Committee currently does not have a formal procedure for the recommendation or selection of Director Nominees by our Stockholders. The Company intends during the coming year to consider a procedure for Stockholders to propose director nominees for the Company’s Board.

Director Qualifications

The Compensation and Nominating Committee evaluated and recommended the proposed Nominees to the Company's Board of Directors by applying guidelines described in the Company's current "Compensation and Nominating Committee Charter" as follows:

1. Recommend to the Board and aid in identifying and attracting qualified candidates to stand for election as Directors.

2. Periodically evaluate the desirability of and recommend to the Board any changes in the size and composition of the Board.

3. Select and evaluate Directors in accordance with the general and specific criteria set forth below:

a. General Criteria: Director selection should include a sufficient number of Independent Directors to satisfy the existing SEC and Exchange requirements, and such Independent Directors should have the appropriate skills, experiences and other characteristics to fill all Board committee positions required to be filled by Independent Directors.

b. Specific Criteria: In addition to the general criteria, the Committee shall develop and periodically evaluate and modify as appropriate a set of specific criteria outlining the skills, experiences, particular areas of expertise, specific backgrounds, and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Board Committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics.

4. Evaluate each new Director candidate and each incumbent Director before recommending that the Board nominate or re-nominate such individual for election or reelection as a Director based on the extent to which such individual meets the general and specific criteria above.

5. Diligently seek to identify potential Director Candidates who will strengthen the Board, by establishing procedures for soliciting and reviewing potential nominees from Directors and Stockholders.

6. Submit to the Board the candidates for Director to be recommended by the Board for election at each annual meeting of Stockholders and to be added to the Board at any other time due to Board expansions, Director Resignations, retirements or otherwise.

Audit Committee

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal control systems, independent accountant relationships, the audits of our financial statements and our compliance with the Sarbanes-Oxley Act of 2002. This Committee’s responsibilities include, among other things:

•
reviewing our quarterly financial statements and annual audited financial statements with our management and our independent  accountants and determining the adequacy of our internal accounting controls;

•
reviewing analyses prepared by our management and independent accountants concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent accountants;

•
reviewing our accounting principles and practices with the independent accountants and reviewing major changes to our accounting principles and practices as suggested by the independent accountant or our management;

•	selecting and recommending the appointment of the independent accountants to the Board of Directors, which firm is ultimately accountable to the Audit Committee and the Board of Directors; and

•	approving professional services provided by the independent accountants, including the range of audit and non-audit fees.

The members of our Audit Committee in 2010 were Paul C. O'Brien – Chairman, Michael Del Giudice and Julius Erving, each of whom is a non-employee member of our Board. Michael Del Giudice is our Audit Committee Financial Expert as currently defined under SEC Rules. Our Board has also determined that each of the Directors serving on our Audit Committee is independent within the meaning of the Rules of the SEC and within the existing standards of the NYSE Amex LLC Company Guide.  The Audit Committee held four meetings in 2010.

The Audit Committee had received the written disclosures and the letter from the independent accounts required by the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. The charter of our Audit Committee is posted on our website (www.fusiontel.com), and a copy of the charter can be obtained by contacting our Corporate Secretary at the address previously provided for Communications with Directors.

Audit Committee Report

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America.

With respect to the year ended December 31, 2010, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with management and RKCO, our independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2010 and the year then ended;

•
Discussed with RKCO the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

•
Received from RKCO written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with RKCO its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the 2010 Form 10-K for filing with the SEC.

Audit Committee of Fusion Telecommunications International, Inc.

Dated: April 6, 2011	By:	/s/ Paul C. O'Brien – Chairman
/s/ Michael Del Giudice
/s/ Julius Erving

Strategic and Investment Banking Committee

The members of our Strategic and Investment Banking Committee (the “Strategic Committee”) are Marvin S. Rosen – Chairman, E. Alan Brumberger, Michael Del Giudice, and Philip D. Turits. Our Strategic Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of potential mergers and acquisitions. There is no written charter for the Strategic Committee. The Strategic Committee receives its instructions from the Board of Directors.

Board Role in Risk Oversight

The Company’s Board of Directors has the overall responsibility for risk oversight on behalf of the Company, with a particular focus on those areas of risk that might have the most significant impact on the Company. These risk oversight responsibilities are primarily discharged through the Board’s Audit Committee and Compensation Committee. The roles of these committees in the risk oversight process are as follows:

Audit Committee. The Company’s Audit Committee oversees those risk management policies and practices that are related to the financial reporting process and to the Company’s published financial statements. In addition, the Audit Committee from time to time reviews those risk management policies and practices executive management and with the Company’s auditors, to insure full compliance and the minimization of finance-related risks.

Compensation Committee. The Company’s Compensation Committee oversees those risk management policies and practices that are related to compensation and compensation-related risks, as well as any possible risks related to succession planning and the Company’s Directors and Executive Officers. This oversight responsibility specifically includes working with executive management in relation to employee compensation policies and programs.

The Company’s Executive Officers direct the day-to-day implementation and monitoring of those risk management policies and practices set forth by the Board and its committees. As part of its regular meetings with executive management, the Board reviews the Company’s risk management policies and practices.

Director Compensation

The following table provides information concerning the compensation paid to our independent Directors for their services as members of our Board of Directors for 2010.  Our Directors do not receive cash compensation for their services on the Company's Board or Board Committees; however, we reimburse our Directors for out-of-pocket expenses associated with their attendance at Board of Directors' Meetings and we have historically granted Directors options under our stock option plans as compensation for their services.

	Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)1	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)2	Total ($)

Marvin Rosen	--	--	1,650	--	--	--	1,650
E. Alan Brumberger	--	--	1,650	--	--	--	1,650
Michael J. Del Guidice	--	--	1,650	--	--	--	1,650
Julius Irving	--	--	1,650	--	--	--	1,650
Evelyn Langlieb Greer	--	--	1,650	--	--	--	1,650
Paul C. O’Brien	--	--	1,650	--	--	--	1,650
Philip D. Turits	--	--	1,650	--	--	--	1,650
Christopher D. Brady 3	--	--	1,650	--	--	--	1,650

(1)  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718, of awards pursuant to the Company's 1998 and 2009 Stock Option Plans and may include amounts granted both in and prior to 2010.  Assumptions used in the calculation of these amounts are included in Notes 2 and 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2011.
(2) This table does not include reimbursement for out of pocket expenses associated with attendance at Board meetings
(3)  Mr. Christopher Brady resigned from the Board of Directors effective June 15, 2010, to pursue other business opportunities.

The amount of stock option awards to be granted to Directors is determined by the Compensation Committee.

EXECUTIVE OFFICERS

 Set forth below is a brief description of the present and past business experience of each of our Executive Officers.

Matthew D. Rosen, Age 39, Chief Executive Officer and Director

Mr. Rosen has served as a Director since May 2005 and has been our Chief Executive Officer since March of 2006. He served as President from March 2006 until March 2008, as Chief Operating Officer from February 2002 to March 2006, as Executive Vice President and President of Global Operations between November 2000 and January 2002 and as President of US Operations between March 2000 and November 2000. From 1998 to 2000, he held various management positions, including President of the Northwest and New England Operations, for Expanets, a $1.3 billion integrated network communications service provider. From 1996 to 1998 he was Corporate Director of Operations for Oxford Health Plans, a $4 billion health care company, where he worked on developing and executing turnaround strategies. Prior to his role as Corporate Director of Operations, Mr. Rosen held an executive position in a start-up healthcare technology subsidiary of Oxford where he played an integral part in developing strategy and building its sales, finance and operations departments. Prior to Oxford, Mr. Rosen was an investment banker in Merrill Lynch’s corporate finance department. Mr. Rosen is the son of our Chairman of the Board, Marvin Rosen.

Philip D. Turits, Age 78, Secretary, Treasurer, and Director

Mr. Turits co-founded the Company in 1997 and has served as a Director since September 1997, Secretary since October 1997, Treasurer since March 1998, and Vice Chairman from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Gordon Hutchins, Jr., 62, President, Chief Operating Officer, and Acting Chief Financial Officer

Mr. Hutchins has served as our President and Chief Operating Officer since March 2008 and as Acting Chief Financial Officer since January 15, 2010.   Mr. Hutchins served as our Executive Vice President from December 2005 to March 2008. Prior to his employment with Fusion, Mr. Hutchins served as President and Chief Executive Officer of SwissFone, Inc., a $100 million telecommunications carrier. Prior to SwissFone, Mr. Hutchins was President and Chief Executive Officer of STAR Telecommunications, Inc., an $800 million international telecommunications carrier, where he was hired to lead the company’s restructuring following the filing of its bankruptcy petition. Mr. Hutchins has also served since 1989 as President and CEO of GH Associates, Inc., a management-consulting firm that he founded. In this capacity, he has consulted to over 100 small and large telecommunications companies throughout the world, and has held ten interim CEO/COO roles with client companies. As an entrepreneur, Mr. Hutchins also founded Telecom One, Inc., a nationwide long distance carrier that he sold to Broadwing Communications Inc., and TCO Network Services, Inc., a local wireless services carrier purchased by Winstar Communications, Inc. During his early career, Mr. Hutchins served as President and CEO of LDX NET, Inc., a fiber optic network company, and held positions with MCI, McDonnell Douglas Corporation, and AT&T.

Jan Sarro, 57, Executive Vice President - Corporate Services

Ms. Sarro has served as our Executive Vice President – Corporate Services since March 2008. Ms. Sarro served as our Executive Vice President of Carrier Services from April 2005 to March 2008, and as Vice President of Sales and Marketing since March 2002. Prior to joining us, Ms. Sarro was the President of the Americas for Viatel, Inc., a global, facilities-based communications carrier, and has over 20 years of experience in developing telecommunications solutions for international businesses and carriers worldwide. At Viatel, Ms. Sarro grew annual carrier revenues from $20 million to $160 million in under two years, and built a $140 million sales organization to market Internet access, corporate networks, and international voice services to multinational corporations in the United States and Latin America. Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, the international record carriers, FTC Communications, TRT Communications and WorldCom.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for (i) our Principal Executive Officer, (ii) our two most highly compensated Executive Officers (other than our Principal Executive Officer) who were serving as such on December 31, 2010 and (iii) up to one additional individual who would have been included in (ii) but for the fact that the individual was not serving as an Executive Officer on December 31, 2010.

Name and principal position	Year	Salary1 ($)	Bonus1 ($)	Stock Awards ($)	Option Awards2 ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation3 ($)	Total ($)

Matthew D. Rosen	2010	350,000	--	--	43,832	--	--	3,121	396,953
CEO	2009	350,000	--	--	143,379	--	--	3,157	496,536

Gordon Hutchins, Jr.	2010	220,000	--	--	24,185	--	--	351	244,536
President, COO, Acting CFO	2009	220,000	--	--	59,392	--	--	387	279,779

Jan Sarro	2010	155,000	--	--	11,738	--	--	351	167,089
Executive VP – Corporate Services	2009	155,000	--	--	19,283	--	--	387	174,670

Barbara Hughes CFO4	2009	175,000	--	--	16,607	--	--	387	191,994

(1) Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years presented, in accordance with FASB ASC Topic 718, of awards pursuant to the Company’s 1998 and 2009 Stock Option Plans, and may include amounts from awards granted both in and prior to 2010. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3) Represents life insurance.

(4) Ms. Hughes left the Company's employment on January 15, 2010.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Matthew D. Rosen	62,143 62,143 218,572 107,142 132,858 160,000 350,000 233,334 116,667 0	0 0 0 0 0 0 0 116,666 233,333 437,500	0 0 0 0 0 0 0 0 0 0	$3.15 $4.38 $4.38 $2.80 $2.46 $2.28 $0.69 $0.31 $0.11 $0.12	07/13/2014 07/13/2014 07/13/2014 03/06/2016 03/06/2016 06/15/2016 03/28/2017 03/25/2018 03/25/2019 04/14/2020	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0
Gordon Hutchins, Jr.	107,142 17,858 175,000 133,334 66,667 0	0 0 0 66,666 133,333 200,000	0 0 0 0 0 0	$2.80 $2.65 $0.69 $0.31 $0.11 $0.12	03/06/2016 03/06/2016 03/28/2017 03/25/2018 03/25/2019 4/14/2020	0 0 0 0 0	0 0 0 0 0	0 0 0 0 0	0 0 0 0 0
Jan Sarro	4,993 12,865 28,572 17,858 20,000 20,000 60,000 66,667 33,334 0	33,333 66,666 150,000	0 0 0 0 0 0 0 0 0 0	$4.38 $4.38 $4.38 $3.15 $6.45 $2.46 $0.69 $0.31 $0.11 $0.11	07/14/2014 07/14/2014 07/14/2014 07/14/2014 2/9/2015 12/22/2015 3/29/2017 3/26/2018 3/26/2019 4/14/2020	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

We currently have an employment agreement in place with Mr. Matthew Rosen, our Chief Executive Officer. Mr. Rosen's employment agreement was initiated on November 11, 2004, and amended on March 16, 2006 to extend the term until September 30, 2008, provided that the term shall extend for an additional one year unless terminated by either side on 90 days notice. The Board of Directors met on March 19, 2010 and voted to extend this contract       for an additional year, extending the term until September 30, 2010.  The Board of Directors has since approved the extension of this agreement through September 30, 2013. The agreement provides for an annual salary of not less than $350,000, with a minimum annual bonus equal to 25% of his annual salary. In the event that we achieve a positive EBITDA for two successive quarters, Mr. Rosen will be paid a one-time bonus equal to 50% of his annual salary then in effect. In the event that his employment is terminated without cause, including by change of control, the agreement provides that Mr. Rosen will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum of 200% of his base salary and 200% of his highest annual bonus for the three years preceding his termination. Had such an event occurred on December 31, 2010, the amount due to Mr. Rosen would have been $700,000. The agreement also provides for a one year non-compete provision. In the event of a sale of the company for an amount in excess of $100 million, Mr. Rosen would receive a bonus equal to 2% of proceeds between $100 million and $200 million, 3% of proceeds between $200 million and $300 million, 4% of proceeds between $300 million and $400 million, and 5% of proceeds over $400 million. Mr. Rosen has voluntarily waived his bonus opportunity since December of 2006, pending improvement in the Company's financial position.

Mr. Gordon Hutchins Jr. serves as President, Chief Operating Officer, and Acting Chief Financial Officer of the Company. Mr. Hutchins does not have a written employment agreement with the Company. His promotion to President and Chief Operating Officer on March 26, 2008, provided for an increase in his annual salary from $220,000 to $250,000, and he will retain a targeted bonus opportunity equal to 25% of annual salary, based on achievement of corporate performance metrics. Mr. Hutchins has voluntarily waived the increase in his annual salary since March 2008. No bonuses have been awarded, pending improvement in the Company's financial position.

Ms. Jan Sarro serves as Executive Vice President – Corporate Services. Ms. Sarro does not have a written employment agreement with the Company. On March 26, 2008, Ms. Sarro’s annual salary was increased from $155,000 to $185,000; however, she has voluntarily waived the increase in her annual salary since March 2008.  Ms. Sarro is entitled to a targeted bonus opportunity equal to 25% of annual salary, based on achievement of corporate performance metrics. No bonuses have been awarded, pending improvement in the Company’s financial performance.

Executive Compensation

The compensation of our Executive Officers is determined by the Compensation Committee and the Board of Directors. In determining the levels and forms of compensation to be paid to our Executive Officers, the Compensation Committee and the Board consider overall Company performance, departmental or business segment performance, individual executive performance and experience, internal equity with regard to other executive positions in the Company, general economic conditions, and typical levels and forms of compensation at similarly-sized companies within both the telecommunications industry and in general.

In considering levels and forms of compensation at other companies, the Compensation Committee and the Board rely not only on their own knowledge, but also on published salary reviews and compensation studies for the telecommunications industry, for specific executive positions and for industry in general. Furthermore, during 2008, the Board engaged the services of Mercer (formerly Mercer Human Resource Consulting) to advise them on compensation philosophy and appropriate levels and forms of compensation for Executive Officers. Mercer provided the Compensation Committee and the Board with information regarding current trends in executive compensation, data regarding executive compensation philosophy and practices at a select group of companies similar to the Company and specific recommendations for the compensation of the Company’s Executive Officers.

The Company’s objective is to provide each of its Executive Officers with a competitive total compensation package that includes base salary, the potential for a performance-based annual cash bonus, and time-based equity incentives. We endeavor to appropriately balance the levels of fixed compensation and “at risk” compensation, as well as the levels of cash compensation and equity compensation. Reviews of the compensation of our Executive Officers are conducted by the Compensation Committee and the Board on an annual basis.

In addition to cash-based and equity-based compensation, the Company’s Executive Officers are eligible to participate in the same employee benefit programs that are offered to all Company employees, including medical insurance, dental insurance, life insurance, a 401(k) plan, and a variety of other elective benefit plans. The Company does not offer perquisites or other significant benefits to our Executive Officers that are not otherwise available to all of our employees.

2009 Stock Option Plan

On December 17, 2009, the Stockholders approved and adopted the Company’s 2009 Stock Option Plan (the “2009 Plan”), which had been approved by the Board of Directors on March 26, 2009. This plan replaced the 1998 Stock Option Plan, which had expired. The 2009 Plan provides a long-term, equity-based incentive designed to assist in the retention of key personnel, align the interests of directors, executive officers and employees with those of the Stockholders and focus all of these individuals on the achievement of those long-term business objectives that will increase shareholder value.

Under the 2009 Plan, the Company has reserved 7,000,000 common shares, which represents approximately 5.3% of the issued and outstanding common shares as of December 31, 2010.  Stock options awarded under the 2009 Plan may either be options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (“Incentive Stock Options”) or, alternatively, as options that do not so qualify (“Non Qualified Options”). Any Incentive Stock Options granted under the 2009 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of the grant.

The 2009 Plan is administered by the Compensation Committee and our Board of Directors. The Compensation Committee and the Board will determine, from time to-time, those of our officers, directors and employees to whom stock options will be granted, as well as the actual number of options granted to each individual, the vesting schedule, and the other terms and conditions of the stock options.

As of December 31, 2010, there were outstanding options to purchase 5,722,375 shares of common stock and options to purchase 4,426,500 shares were available for future awards.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Principal Stockholders

The following table presents information regarding the beneficial ownership of our Common Stock as of the Record Date, by:

•	each person who beneficially owns more than 5% of our Common Stock

•	each of our Directors, Director nominees and Named Executive Officers (within the meaning of Item 402(a)(3) of Regulation S-K) individually; and

•	all Executive Officers and Directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is c/o Fusion Telecommunications International, Inc. 420 Lexington Avenue, Suite 1718, New York, NY 10170. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the that date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name and Address of Beneficial Owner		Number Of Shares Beneficially Owned	Percentage Of Common Stock
Larry Blum	(1)	576,178	* %
E. Alan Brumberger	(2)	2,240,959	1.5%
Julius Erving	(3)	134,911	* %
Michael J. Del Giudice	(4)	2,124,171	1.4%
Evelyn Langlieb Greer	(5)	178,984	* %
Gordon Hutchins, Jr.	(6)	1,320,182	* %
Paul C. O’Brien	(7)	253,537	* %
Marvin S. Rosen	(8)	24,965,674	15.6%
Matthew D. Rosen	(9)	2,785,879	1.8%
William Rubin	(10)	2,115,215	1.4%
Jan Sarro	(11)	707,362	* %
Philip D. Turits	(12)	10,221,242	6.6%
All Directors and Executive Officers as a Group (12 persons)		47,624,294	28.2%
West End Special Opportunity Fund II, LP	(13)	19,887,286	12.8%

* Less than 1% of outstanding shares.

(1) Includes (i) 428,573 shares of Common Stock held by trusts for which his wife serves as trustee, and (ii) 117,462 shares of Common Stock issuable upon exercise of Redeemable Common Stock Purchase Warrants held by trusts for which his wife serves as trustee.

(2) Includes (i) 10,715 shares of Common Stock held by trusts for which his wife serves as trustee, (ii) 18,037 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1 and A-2, (iii) 90,000 shares of Common Stock issuable upon the exercise of options, and (iv) 442,692 shares of Common Stock issuable upon exercise of Redeemable Common Stock Purchase Warrants.

(3) Includes (i) 90,000 shares of Common Stock issuable upon the exercise of options, (ii) 29,940 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1, and (iii) 14,971 Redeemable Common Stock Purchase Warrants.

(4) Includes (i) 90,000 shares of Common Stock issuable upon the exercise of options, (ii) 492,802 Redeemable Common Stock Purchase Warrants, of which 59,881 are held in the name of Catskill Investor Group, LLC, and (iii) 119,760 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1 held in the name of Catskill Investor Group, LLC.

(5) Includes  (i) 74,424 redeemable Common Stock Purchase Warrants, (ii) 90,000 shares of Common Stock issuable upon the exercise of options and (iii) 5,988 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1.  Ms. Greer has decided not to stand for re-election to the Board of Directors and she will no longer be a director of the Company as of the date of the Meeting.

(6) Includes (i) 1,275,000 shares of Common Stock issuable upon the exercise of options, (ii) 30,121 shares of Common Stock issuable upon the exercise of Preferred Stock Series A-2, and (iii) 15,061 Redeemable Common Stock Warrants.

(7) Includes (i) 90,000 shares of Common Stock issuable upon the exercise of options, (ii) 59,880 shares of Common Stock issuable upon conversion of Preferred Stock Series A-1, and (iii) 31,275 Redeemable Purchase Stock Warrants.

 (8) Includes (i) 5,863,846 Redeemable Common Stock Purchase Warrants, (ii) 90,000 shares of Common Stock issuable upon the exercise of options, and (iii) 60,061 shares of Common Stock issuable upon exercise of Convertible Stock Series A-1 and A-2, and (iv) 80,500 shares of Common Stock held by a Delaware Trust Custodian IRA of Mr. Rosen.

(9) Includes (i) 2,667,858 shares of Common Stock issuable upon the exercise of options, (ii) 35,965 shares of Common Stock issuable upon exercise of Convertible Preferred Stock Series A-1 and A-2, and (iii) 17,984 Redeemable Common Stock Warrants.

(10) Includes 464,089 Redeemable Common Stock Purchase Warrants.

(11) Includes (i) 689,288 shares of Common Stock issuable upon the exercise of options, (ii) 12,049 shares of Common Stock issuable upon exercise of Convertible Preferred Stock A-2, held by her husband, and (iii) 6,025 Redeemable Common Stock Purchase Warrants, held by her Husband.

(12) Includes (i) 4,286 shares of Common Stock held by his wife, (ii) 1,995,600 Redeemable Common Stock Purchase Warrants; and (iii) 90,000 shares of Common Stock issuable upon the exercise of options; and (iv) 51,117 shares of Common Stock issuable upon exercise of Convertible Preferred Stock A-1 and A-2. Mr. Turits has granted certain individuals options to purchase an aggregate of 50,000 shares of his Common Stock.

(13) Includes (i) 18,689,966 shares of Common Stock and (ii) 1,197,320 Redeemable Common Stock Purchase Warrants. The address provided by the named Stockholder is 77 East 55th Street, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the year ended December 31, 2009, and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2009, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater stockholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2010.

Certain Relationships, Related Transactions and Director Independence

During 2010, the Company borrowed an aggregate of $1,750,000 from its Chairman of the Board, Marvin Rosen. These loans were evidenced by a series of promissory notes, each bearing interest at the rate of 3.25% per annum with maturities extending through January 2011, at which point the notes automatically converted to demand notes, and the principal sum and all accrued interest for each note is now payable in full upon ten days notice from the lender. Each note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable.  At various times during 2010, Mr. Rosen converted a total of $725,000 of indebtedness evidenced by such promissory notes into an aggregate of 5,320,002 shares of the Company’s common stock and warrants to purchase a total of 2,360,004 shares of the Company’s common stock.  The warrants are generally exercisable for a period of five years from the respective dates of debt conversion at exercise prices ranging from 120% to 150% of the closing price of the Company’s common stock on the date of the conversion.

During 2011, the Company borrowed an additional $3,200,000 from Mr. Rosen, $347,000 of which was repaid during the year.  These loans were evidenced by a series of short-term promissory notes, each of which is payable in full upon ten days notice from the lender and bear interest at the rate of 3.25% per annum.  Each note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable.  During 2011, Mr. Rosen converted $351,000 of previously issued promissory notes into 4,981,151 shares of the Company’s common stock and warrants to purchase 1,275,996 shares of common stock.  The warrants are exercisable for a period of five years from the respective dates of debt conversion at exercise prices ranging from 112.5% to 125% of the average closing price of the Company’s common stock for the five trading days prior to the date of the conversion.  As of December 31, 2011, the Company had an aggregate principal amount of outstanding demand notes payable to Mr. Rosen and his affiliates in the amount of $4,922,000 and, to date, the Company has not received a demand for payment.   In connection with an accounts receivable financing arrangement entered into by the Company during 2011, Mr. Rosen has agreed to subordinate his security interest in the Company’s accounts receivable.

Equity Compensation Plans

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect for fiscal year ended December 31, 2010:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plans Approved by Stockholders:
1998 Stock Option Plan	3,148,875	$1.65	-0-
2009 Stock Option Plan	2,573,500	$0.12	4,426,500

Plans Not Approved by Stockholders:	-0-	N/A	-0-

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE (1)
ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Meeting, Stockholders will be asked to elect nine (9) nominees to the Company's Board of Directors. These nominees were recommended by the Compensation and Nominating Committee and approved by the Board for inclusion on the accompanying Proxy, in accordance with the Company's "Compensation and Nominating Committee Charter” (see Nomination of Directors included in this Proxy Statement). Seven of the nominees are incumbent Directors, while new director nominees Larry Blum and William Rubin were recommended to the Compensation and Nominating Committee by one of our other incumbent directors.

The Company's Bylaws provide that a Director's term extend from the date of his or her election or appointment until the Company's next Annual Meeting of Stockholders or their successors are duly elected and qualified.

Directors are elected by a plurality of votes cast by holders of Common Stock present at the Meeting, in person or represented by Proxy, therefore the nine (9) nominees who receive the greatest number of votes cast will be elected. Instructions withholding authority and Broker Non-Votes will not be taken into account in determining the outcome of the election of Directors.

Director Background and Qualifications

We believe that those individuals who are nominated to serve as members of the Company’s Board of Directors should possess the necessary intelligence, business skills, and life experience to make a significant contribution to the Company; should have adequate time to devote to their activities as Board members; should demonstrate the highest level of ethical behavior and have no conflicts of interest that might influence the performance of their duties as Board members; should have the ability to work effectively and harmoniously with other Board members and with management; and be fully committed to building long-term value for our Stockholders.

The Company seeks a Board of Directors that is comprised of professionals with diverse backgrounds and who possess business skills directly relevant to the day-to-day activities of the Company. In the information provided below, we identify for each nominee the unique background, business experience, and skills that will allow him or her to provide effective guidance to management and have a positive impact on the performance of the Company. In particular, we identify the industry, operational, financial, legal and leadership experience that led us to conclude that each of these nominees should serve on our Board.

In addition to specific qualifications, the information set forth below includes each Director nominee’s age, principal occupation, business experience during at least the last five (5) years and other public directorships currently held.

Marvin S. Rosen, Age 71, Chairman of the Board

Mr. Rosen co-founded the Company in 1997. He has served as the Chairman of our Board of Directors since November 2004, Chairman of our Executive Committee since September 1999, Vice Chairman of the Board of Directors from December 1998 to November 2004 and has been a member of our Board since March 1998. He served as our Chief Executive Officer from April 2000 until March 2006. In 1983 he joined the international law firm of Greenberg Traurig as a Partner specializing as a Corporate Securities Lawyer active in many Public Offerings and Private Placements.  He remained an active practicing lawyer until 2000. At that point he became inactive and remained of Counsel until early 2009.  During his active time as a lawyer he was involved in Private Placements and Public Offerings. Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 until January 1997. Currently, he serves on the Board of Directors of the Robert F. Kennedy Memorial and previously was Budget and Finance Chairman for the Summit of the Americas, Chairman of the Florida Housing Finance Agency.  Mr. Rosen served on the Board of Directors Terremark Worldwide, Inc from 2000 until 2011. Mr. Rosen is also a Principal with Emerald Point Capital Partners, L.L.C. Mr. Rosen’s son, Matthew, is our current Chief Executive Officer, and serves on our Board of Directors.

Director Qualification: Mr. Rosen’s background as the co-founder and former CEO of the Company, a Principal with a financial services firm, a securities lawyer and a director of a public company provides him with the industry, financial, legal, and leadership experience to advise the Board on valuable strategic and tactical matters.

Philip D. Turits, Age 78, Secretary, Treasurer, and Director

Mr. Turits co-founded the Company in 1997 and has served as a Director since September 1997, Secretary since October 1997, Treasurer since March 1998, and Vice Chairman from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Director Qualification: Mr. Turits’ background as the co-founder and Secretary/Treasurer of the Company and an experienced corporate executive provides him with the operational, financial, and leadership experience to provide valuable guidance to management, particularly in the financial aspects of the telecommunications business.

Matthew D. Rosen, Age 39, Chief Executive Officer and Director

Mr. Rosen has served as a Director since May 2005 and has been our Chief Executive Officer since March of 2006. He served as President from March 2006 until March 2008, as Chief Operating Officer from August 2003 to March 2006, as Executive Vice President and Chief Operating Officer between February 2002 and August 2003, as Executive Vice President and President of Global Operations between November 2000 and January 2002 and as President of US Operations between March 2000 and November 2000.  From 1998 to 2000, he held various management positions, including President of the Northwest and New England Operations for Expanets, a $1.3 billion integrated network communications service provider. From 1996 to 1998 he was Corporate Director of Operations for Oxford Health Plans, a $4 billion health care company, where he worked on developing and executing turnaround strategies. Prior to his role as Corporate Director of Operations, Mr. Rosen held an executive position in a start-up healthcare technology subsidiary of Oxford where he played an integral part in developing strategy and building its sales, finance and operations departments. Prior to Oxford, Mr. Rosen was an investment banker in Merrill Lynch’s corporate finance department. Mr. Rosen is the son of our Chairman of the Board, Marvin Rosen.

Director Qualification: Mr. Rosen’s background as our current Chief Executive Officer and former Chief Operating Officer of the Company, a senior executive in the  telecommunications industry, an experienced operations executive and an investment banker provides him with the industry, operational, financial, and leadership experience to advise on all aspects of the Company’s business.

E. Alan Brumberger, Age 71, Director

Mr. Brumberger has served as a Director since March 1998. Currently, Mr. Brumberger is the Chief Executive Officer of Emerald Point Capital Partners, L.L.C. He formerly was a partner in Andersen & Co. and its predecessor firms, from 1997 to 2004. From 1995 through 1997, he was a Managing Director of the Taylor Companies and from 1994 through 1995 he was a Managing Director of Brenner Securities, Inc. From 1983 through 1990, Mr. Brumberger was a Managing Director of Drexel Burnham Lambert and a member of the Underwriting and Commitment Committees. Prior to that, he was a Managing Director of Shearson American Express and a partner at Loeb, Rhoades & Co., a predecessor of Shearson American Express. Mr. Brumberger served for three years as President and Chief Executive Officer of Shearson American Express International Limited, the firm’s international investment banking business in London.

Director Qualifications: Mr. Brumberger’s background as the current Chief Executive Officer of a financial services firm, an experienced leader in the finance and securities industry, a partner in a public accounting firm and an investment banker provides him with the financial and leadership experience to provide input to the Board, particularly on financial matters.

Julius Erving, Age 61, Director

Mr. Erving has served as a Director since June 2003. Mr. Erving is President of the Erving Group. Mr. Erving was employed by the National Broadcasting Company between December 1994 and June 1997, and by the National Basketball Association between 1987 and September 1997. Mr. Erving is a Trustee of the Basketball Hall of Fame.

Director Qualifications: Mr. Erving’s background as a leader in broadcasting and professional sports, as well as prior service as a corporate director in telecommunications and other industries, provides him with the leadership experience to provide valuable direction and guidance to executive management and the Board.

Paul C. O’Brien, Age 71, Director

Mr. O’Brien has served as a Director since August 1998. Since January 1995, Mr. O’Brien has served as the President of the O’Brien Group, Inc., a consulting and investment firm. From February 1988 until December 1994, he was the President and Chairman of New England Telephone (a subsidiary of NYNEX), a Telecommunications company. Mr. O'Brien also serves on the Board of Directors of Sonexis and Extream TV. He is also on the Advisory Board of Sovereign Bank.

Director Qualifications: Mr. O’Brien’s background as President of a consulting and investment firm, Chairman of a major telecommunications enterprise and a corporate director provides Mr. O’Brien with the industry, operational, financial, and leadership experience to effectively guide the Board on all aspects of the Company’s business.

Michael J. Del Giudice, Age 68, Director

Mr. Del Giudice has served as a Director since November 2004. He is a Senior Managing Director of Millennium Credit Markets LLC and Senior Managing Director of MCM Securities LLC, both of which he co-founded in 1996. Mr. Del Giudice also serves as Chairman of Rockland Capital Energy Investments LLC, founded in April 2003. Mr. Del Giudice has been a Member of the Board of Directors of Consolidated Edison Company of New York, Inc. since 1999, and is currently a member of its Audit Committee and Chairman of its Corporate Governance and Nominating Committee. Mr. Del Giudice has served as  a director of Reis, Inc. since 2007 and was a director of Barnes and Noble, Inc. through September 2010.  He is also Vice Chairman of the New York Racing Association and serves as Chairman of the Governor’s Committee on Scholastic Achievement. Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the Speaker of the Assembly.

Director Qualifications: Mr. Del Giudice’s background as a Senior Managing Director of securities and investment firms, an investment banker, Chief of Staff to the Governor and an active corporate director provides Mr. Del Giudice with the financial and leadership experience to be a valuable advisor to executive management and the Board.

Larry Blum, Age 68, Director

Mr. Blum was the Senior Partner of the Florida Region of Marcum LLP (formerly known as Marcum Rachlin) from 2009 until December 31, 2011.  For more than 18 years, Mr. Blum served as the Managing Partner of Rachlin LLP, directing the firm’s growth to its position as Florida’s largest independent accounting and business advisory firm up until its merger with Marcum LLP in 2009.  Mr. Blum has also served as a litigation advisor and is a member of the Florida Bar.

Director Qualifications: Mr. Blum’s background as a managing partner of a public accounting firm and his expertise in the areas of strategic planning, mergers and acquisitions and domestic and international taxation provides him with the financial and leadership experience to be a valuable advisor to executive management and the Board.

William Rubin, Age 58, Director

Mr. Rubin is President of the Rubin Group, a consulting firm representing clients before governmental entities.  Previously, he was Assistant Insurance Commissioner and Treasurer of the State of Florida, where he was directly responsible for all activities related to the Florida State Board of Administration, the agency that manages the investments for Florida’s pension funds.  Mr. Rubin also serves as an advisor to many large companies, primarily             advising health care companies doing business in Florida.

Director Qualifications: Mr. Rubin’s background as a senior governmental official and a lobbyist provides him with the financial and leadership experience to be a valuable advisor to executive management and the Board.

Board Recommendation and Vote Required for Approval

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE "FOR" EACH OF THE NINE (9) NOMINEES FOR DIRECTOR IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND THE COMPANY. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE INCLUDED IN PROPOSAL ONE (1).  DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING IN PERSON OR BY PROXY. ONLY VOTES CAST "FOR" OR "WITHHELD" DIRECTOR NOMINEES WILL BE COUNTED. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL ONE (1).

PROPOSAL TWO (2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Subject to ratification by our Stockholders, the Audit Committee of the Board of Directors, in accordance with the Company's "Audit Committee Charter" (see "Board Committees; Audit Committee”, included elsewhere in this Proxy Statement) has engaged Rothstein, Kass (“RK”), as the Company's Independent Registered Public Accountants to audit our Consolidated Financial Statements for the fiscal year ending December 31, 2011. Representatives of RK are expected to attend the Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The aggregate fees billed to the Company for the years ended December 31, 2010 and 2009 by RK are as follows:

Audit Fees: The aggregate fees billed for professional services rendered by RK for the years ended December 31, 2010 and 2009, were approximately $147,000 and $150,000, respectively. These professional services included fees associated with the audit of our annual financial statements and reviews of our quarterly financial statements.

Audit-Related Fees: There were no separate fees for audit-related services for the years ended December 31, 2010 and 2009, as all audit-related fees were incorporated into the audit fee.

Tax Related Fees: There were no fees incurred for tax-related services for the years ended December 31, 2010 and 2009.

All Other Fees: There were no fees incurred for other services that were not included in the three categories above during the years ended December 31, 2010 and 2009.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Registered Public Accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 Board Recommendation and Vote Required for Approval

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL TWO (2). THE APPROVAL OF PROPOSAL TWO (2) REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK PRESENT AT THE MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THIS PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE "AGAINST" PROPOSAL TWO (2).

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting.  If, however, other matters properly come before the 2011 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Delaware law there are no dissenter's rights available to our Stockholders in connection with any matter to be voted upon at the Meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including audited financial statements for the year ended December 31, 2010, accompanies this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or by calling our Corporate Secretary’s office 212-201-2407.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.